Exhibit B






                            DEVELOPMENT AUTHORITY OF
                                  MONROE COUNTY

                                       and

                               GULF POWER COMPANY




                                 ---------------

                                 LOAN AGREEMENT
                                 ---------------





                          Dated as of September 1, 2002





                                   Relating to

                                   $42,000,000
                         Pollution Control Revenue Bonds
                   (Gulf Power Company Plant Scherer Project)
                                First Series 2002

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

             (This Table of Contents is for convenience of reference
                 only and is not a part of this Loan Agreement)
                                                                    PAGE

ARTICLE I DEFINITIONS                                                 1

ARTICLE  II   ACQUISITION   AND  COMPLETION  OF  THE  PROJECT;
         ISSUANCE OF THE BONDS                                        2
         SECTION 2.1. Acquisition and Completion of the
                  Project                                             2
         SECTION 2.2. Issuance of the Bonds                           2

ARTICLE III LOAN BY ISSUER; PROVISIONS FOR PAYMENT                    2
         SECTION 3.1. Loan by Issuer                                  2
         SECTION 3.2. Delivery of Note by Company; Other
                  Amounts Payable                                     2
         SECTION 3.3. Obligation of the Company Unconditional         3
         SECTION 3.4. Assignment and Pledge of Payments and
                  Rights Under the Note and the Agreement             3

ARTICLE IV SPECIAL COVENANTS                                          4
         SECTION 4.1.  Use of Project                                 4
         SECTION 4.2. Indemnity Against Claims                        4
         SECTION 4.3. The Company to Maintain Its Corporate
                  Existence; Conditions Under Which
                  Exceptions Permitted                                4
         SECTION 4.4. Annual Statement                                4
         SECTION 4.5. Further Assurances and Corrective
                  Instruments                                         5
         SECTION 4.6.  Maintenance of Project by Company              5
         SECTION 4.7. Redemption or Purchase of Bonds                 5
         SECTION 4.8. Non-Arbitrage Covenant                          5
         SECTION 4.9. Company's Option to determine Interest
                  Rate Mode; Appointment of Remarketing Agent         6

ARTICLE V EVENTS OF DEFAULT AND REMEDIES                              6
         SECTION 5.1. Events of Default                               6
         SECTION 5.2. Remedies on Default                             7
         SECTION 5.3. Agreement to Pay Attorneys' Fees and
                  Expenses                                            8
         SECTION 5.4. No Additional Waiver Implied by One
                  Waiver                                              8

ARTICLE VI MISCELLANEOUS                                              8
         SECTION 6.1. Term of This Agreement                          8
         SECTION 6.2. Notices                                         8
         SECTION 6.3. Binding Effect                                  9
         SECTION 6.4. Severability                                    9
         SECTION 6.5. Amendments                                      9
         SECTION 6.6. Execution in Counterparts                       9
         SECTION 6.7. Applicable Law                                  9
         SECTION 6.8. Captions                                        9
         SECTION 6.9. Other Financing                                 9

         LOAN AGREEMENT dated as of September 1, 2002 between the DEVELOPMENT AUTHORITY OF MONROE COUNTY, a public body corporate and politic duly organized and existing under the Constitution and laws of the State of Georgia (the "Issuer"), and GULF POWER COMPANY, a corporation organized and existing under the laws of the State of Maine (the "Company"), evidencing the agreement of the parties hereto.

         In consideration of the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Issuer herein contained, any obligation it may thereby incur for the payment of money shall not be a general debt, liability or obligation of the Issuer, or of the State of Georgia or any political subdivision thereof but shall be payable solely out of the revenues and proceeds derived from this Agreement and the Note (as hereinafter defined) and the sale of the Bonds referred to herein):


                                    ARTICLE I

                                   DEFINITIONS

         "Bondholder", "Bonds", "Business Day", "Government Obligations", "Refunded Bonds" and "Trustee" have the same meanings given and assigned to such words in Article I of the Indenture (as hereinafter defined).

         "Agreement" means this Loan Agreement and any amendments and supplements hereto.

         "corporation" includes corporations, partnerships, limited partnerships, limited liability partnerships, limited liability companies, associations, companies and business trusts.

         "Event of Default" means any of the occurrences enumerated in Section
5.1 of this Agreement.

         "Indenture" means the Trust Indenture, dated as of September 1, 2002, relating to Pollution Control Revenue Bonds (Gulf Power Company Plant Scherer Project), First Series 2002, between the Issuer and The Bank of New York Trust Company of Florida, N.A., as Trustee, pursuant to which the Bonds are authorized to be issued, and including any indenture supplemental thereto.

         "Loan" means the loan to be made by the Issuer to the Company of the proceeds (which shall be deemed to include the underwriting discounts, if any, and original issue discount, if any) of the sale of the Bonds, exclusive of any accrued interest paid by the initial purchasers of the Bonds upon the delivery thereof.

         "Note" means the non-negotiable promissory note of the Company issued pursuant to Section 3.2 hereof, in the form set forth in Exhibit A hereto.

         "Original Agreement" means, collectively, (i) the Loan Agreement, dated as of December 1, 1984, between the Issuer and the Company delivered in connection with the issuance of the $22,000,000 Development Authority of Monroe County Pollution Control Revenue Bonds (Gulf Power Company Plant Scherer Project), First Series 1984; and (ii) the Loan Agreement, dated as of December 1, 1984, between the Issuer and the Company, delivered in connection with the issuance of the $20,000,000 Development Authority of Monroe County Pollution Control Revenue Bonds (Gulf Power Company Plant Scherer Project), First Series 1984.

         "Plans" and "Project" mean the "Plans" and "Project" as respectively defined in Article I of the Original Agreements.


                                   ARTICLE II

                   ACQUISITION AND COMPLETION OF THE PROJECT;
                              ISSUANCE OF THE BONDS

         SECTION 2.1. Acquisition and Completion of the Project. The Company represents that it has caused the acquisition, construction, installation and equipping of the Project to be completed substantially in accordance with the Plans.

         SECTION 2.2. Issuance of the Bonds. In order to provide funds for the purpose set forth in Section 3.1 hereof, the Issuer agrees that it will issue and deliver the Bonds to the purchasers thereof at a price of par and apply and deposit the proceeds thereof in accordance with the terms of the Indenture and
Section 3.1 hereof. The Indenture shall be satisfactory in form and substance to the Company and shall provide the manner in which, and the purposes for which, proceeds of Bonds may be used and invested.


                                   ARTICLE III

                     LOAN BY ISSUER; PROVISIONS FOR PAYMENT

         SECTION 3.1. Loan by Issuer. The Issuer hereby agrees to make the Loan to the Company in order to refund the Refunded Bonds. The Company hereby agrees to cause the proceeds of the Bonds (other than accrued interest) to be applied exclusively to such purpose and to cause the refunding of the Refunded Bonds to be effected within 90 days after the date of initial issuance of the Bonds.

         SECTION 3.2. Delivery of Note by Company; Other Amounts Payable. In order to evidence the Loan and the obligation of the Company to repay the same, the Company shall execute and deliver the Note in a principal amount equal to the aggregate principal amount of the Bonds and providing for payments which correspond in time and amount with payments due on the Bonds. The Note shall be dated the date of the initial authentication of, and mature on the same maturity date as, the Bonds. If (i) on the date any payments on the Bonds are due, there are any available moneys on deposit with the Trustee which are not being held for the payment of Bonds due and payable but which have not been presented for payment, or (ii) on any date on which Bonds are required to be purchased pursuant to the Bonds or Article III of the Indenture, there are available moneys on deposit with the Trustee held for the payment of the purchase price which are not being held for the payment of Bonds which have not been presented for payment, then, in each case, such moneys shall be credited against the payment then due under the Note, first in respect of interest and then, to the extent of remaining moneys, in respect of principal.

         The Company will also pay: (i) the fees, charges and reasonable expenses of the Trustee and any paying agents under the Indenture, such fees, charges and reasonable expenses to be paid directly to the Trustee or paying agents for their respective accounts as and when such fees, charges and reasonable expenses become due and payable, and (ii) any expenses in connection with any redemption of the Bonds.

         SECTION 3.3. Obligation of the Company Unconditional. The obligation of the Company to make payments as provided in the Note and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional notwithstanding any change in the tax or other laws of the United States of America or of the State of Georgia or any political subdivision of either thereof or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or connected with this Agreement. Nothing contained in this
Section 3.3 shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and, in the event the Issuer should fail to perform any such agreement on its part, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance so long as such action shall not violate the agreements on the part of the Company contained in the preceding sentence, but in no event shall the Company be entitled to any diminution of the amounts payable under the Note and as provided in Section 3.2 hereof.

         SECTION 3.4. Assignment and Pledge of Payments and Rights Under the Note and the Agreement. The Issuer shall assign to the Trustee as security under the Indenture all rights, title and interests of the Issuer in and to (i) the Note and all payments thereunder and (ii) this Agreement and all moneys receivable hereunder (except for payments under Sections 4.2 and 5.3 hereof). The Company assents to such assignment and hereby agrees that, as to the Trustee, its obligations to make such payments shall be absolute and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer or the Trustee of any obligation to the Company, whether hereunder or otherwise, or out of any indebtedness or liability at any time owing to the Company by the Issuer or the Trustee.


                                   ARTICLE IV

                                SPECIAL COVENANTS

         SECTION 4.1. Use of Project. The Issuer hereby acknowledges that it shall have no rights to the use or possession of the Project. The Issuer hereby further acknowledges that the Project will not constitute any part of the security for the Bonds.

         SECTION 4.2. Indemnity Against Claims. The Company will pay and discharge and will indemnify and hold harmless the Issuer from (a) any lien or charge upon payments by the Company to the Issuer under the Note or hereunder,
(b) any taxes, assessments, impositions and other charges upon payments by the Company to the Issuer under the Note or hereunder and (c) any and all liability, damages, costs and expenses arising out of or resulting from the transactions contemplated by this Agreement and the Indenture, including the reasonable fees and expenses of counsel. If any such lien or charge is sought to be imposed upon payments, or any such taxes, assessments, impositions or other charges are sought to be imposed, or any such liability, damages, costs and expenses are sought to be imposed, the Issuer will give prompt notice to the Company, and the Company shall have the sole right and duty to assume, and will assume, the defense thereof, with full power to litigate, compromise or settle the same in its sole discretion.

         SECTION 4.3. The Company to Maintain Its Corporate Existence; Conditions Under Which Exceptions Permitted. The Company agrees that during the term of this Agreement it will maintain its corporate existence and qualification to do business in Georgia, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it; provided, that the Company may, without violating the agreements contained in this Section 4.3, consolidate with or merge into another domestic corporation (i.e., a corporation incorporated and existing under the laws of one of the states of the United States of America or under the laws of the United States of America) or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another domestic corporation all or substantially all of its assets as an entirety and thereafter dissolve, provided that, in the event the Company is not the surviving, resulting or transferee corporation, as the case may be, the surviving, resulting or transferee corporation assumes, accepts and agrees in writing to pay and perform all of the obligations of the Company herein and under the Note and is a Georgia corporation or is qualified to do business in Georgia as a foreign corporation and that such consolidation or merger does not result in the loss of the exclusion from gross income for federal income tax purposes of interest on the outstanding Bonds.

         SECTION 4.4. Annual Statement. The Company agrees to have an annual audit made by its regular independent public accountants and within 180 days after the close of each fiscal year to furnish the Trustee and any Bondholder who may so request a balance sheet and statement of income and surplus showing the financial condition of the Company and its consolidated subsidiaries, if any, at the close of such fiscal year and the results of operations of the Company and its consolidated subsidiaries, if any, for such fiscal year, accompanied by a certificate or opinion of said accountants. The requirements of this Section 4.4 may be satisfied by the submission to the Trustee and each Bondholder who may request such information of the Company's annual report to its shareholders.

         SECTION 4.5. Further Assurances and Corrective Instruments. The Issuer and the Company agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project and for carrying out the intention or facilitating the performance of this Agreement.

         SECTION 4.6. Maintenance of Project by Company. The Company agrees that during the term of this Agreement it will pay all costs of operating, maintaining and repairing the Project; provided, however, that the Company shall not be under any obligation to renew, repair or replace any inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary portion of the Project.

         SECTION 4.7. Redemption or Purchase of Bonds. The Issuer shall take all steps then necessary under the applicable provisions of the Indenture for the redemption or purchase (other than a purchase pursuant to tenders as provided in the form of Bonds as provided in Section 3.07 of the Indenture) of Bonds upon receipt, not less than ten days prior to the day on which the Trustee is required to give notice (if any) thereof pursuant to the Indenture, by the Issuer and the Trustee from the Company of a written notice specifying:

                  (a) the principal amount of Bonds to be redeemed or purchased;

                  (b)      the date of such redemption or purchase; and

                  (c) in the case of a redemption of Bonds, directions to mail a notice of redemption.

         In the case of a purchase of Bonds, the written notice to the Trustee shall, if available moneys on deposit with the Trustee are insufficient to purchase the principal amount of Bonds specified in (a) above, be accompanied by a deposit with the Trustee of cash or Government Obligations sufficient, together with other available moneys on deposit with the Trustee, to make the directed purchase of Bonds.

         SECTION 4.8. Non-Arbitrage Covenant. The Company and the Issuer each covenants that it shall take no action, nor shall the Company direct the taking of any action or the making of any investment or use of the proceeds of the Bonds or any other moneys, which would cause the Bonds to be treated as "arbitrage bonds" within the meaning of Section 148 of the Internal Revenue Code of 1986, as amended, and the proposed, temporary or final regulations thereunder as such may be applicable or proposed to be applicable to the Bonds at the time of such action, investment or use.

         Without limiting the generality of the foregoing, the Company covenants and agrees to comply with the requirements of Section 148(f) of the Internal Revenue Code of 1986, as amended, and any proposed, temporary or final regulations thereunder as may be applicable to the Bonds or the proceeds derived from the sale of the Bonds or any other moneys.

         SECTION 4.9. Company's Option to Determine Interest Rate Mode; Appointment of Remarketing Agent. The Issuer and the Company agree that the Company shall have the option to change the interest rate determination method for the Bonds in the manner provided in the Indenture, particularly Section
2.02. The Company agrees, in connection with any change in the interest rate determination method, to provide for the appointment of a Remarketing Agent as provided in Section 9.15 of the Indenture if no Remarketing Agent has been appointed and is serving as such under the Indenture and for the appointment of an Auction Agent and one or more Broker-Dealers, as appropriate.


                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 5.1. Events of Default. Each of the following shall be an "Event of Default" under this Agreement:

                           (a) Failure by the Company to pay when due the
                  amounts required to be paid pursuant to the Note which failure, in the case of such amounts in respect of interest on any Bond, continues for five days, or the failure by the Company to pay within 30 days of the date due any amounts required to be paid pursuant to this Agreement.

                           (b) Failure by the Company to observe and perform any
                  covenant, condition or agreement on its part to be observed or performed hereunder, other than as referred to in subsection
                  (a) of this Section 5.1, for a period of 90 days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such period prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such period if corrective action is instituted by the Company within the applicable period and diligently pursued until the default is corrected.

                           (c) The dissolution or liquidation of the Company,
                  except as permitted by Section 4.3 hereof, or the commencement by the Company of any case or proceeding seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it as bankrupt or insolvent or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar law of the United States or any state, or adjudication of the Company as bankrupt, or an assignment by the Company for the benefit of its creditors, or the entry by the Company into an agreement of composition with its creditors, or the approval by a court of competent jurisdiction of a petition applicable to the Company in any proceeding for its reorganization instituted under the provisions of Title 11 of the United States Code, as amended, or under any similar statutory provision which may hereafter be enacted.

         The foregoing provisions of Section 5.1(b) are subject to the limitation that, if by reason of force majeure the Company is unable in whole or in part to carry out its agreements herein contained other than those set forth in Sections 4.3 and 4.8 hereof, an Event of Default shall not be deemed to have occurred during the continuance of such inability. The term "force majeure" as used herein shall mean the following: acts of God; strikes; lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States or of the State of Georgia or any of their departments, agencies or officials or of any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fire; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraints of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission lines, pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy to the extent practicable with all reasonable dispatch the effects of any force majeure preventing the Company from carrying out its agreements; provided that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is in the judgment of the Company unfavorable to the Company.

         SECTION 5.2. Remedies on Default. Whenever any Event of Default shall have occurred and be continuing, the Issuer may, in addition to any other remedy now or hereafter existing at law, in equity or by statute, take either or both of the following remedial steps:

                  (a) By written notice to the Company, the Issuer may declare all amounts payable pursuant to the Note to be immediately due and payable, whereupon the same shall become immediately due and payable; and

                  (b) The Issuer may take whatever action at law or in equity may appear necessary or desirable to collect the amounts referred to in
         (a) above then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Company under this Agreement.

         Any amounts collected pursuant to action taken under this Section 5.2 shall be deposited with the Trustee and applied in accordance with the provisions of the Indenture or, if the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture) and the fees and expenses of the Trustee and the paying agents and all other amounts required to be paid under the Indenture shall have been paid, to the Company.

         SECTION 5.3. Agreement to Pay Attorneys' Fees and Expenses. In the event the Company should breach any of the provisions of the Note or this Agreement and the Issuer should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Issuer the reasonable fees of such attorneys and such other reasonable expenses so incurred by the Issuer.

         SECTION 5.4. No Additional Waiver Implied by One Waiver. In the event any agreement contained in the Note or in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.


                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. Term of This Agreement. This Agreement shall remain in full force and effect from the date hereof until such time as all of the outstanding Bonds shall have been fully paid or provision made therefor in accordance with the provisions of the Indenture, whichever shall first occur, and the fees and expenses of the Trustee and any paying agents and all other amounts payable by the Company under this Agreement and the Note shall have been paid.

         SECTION 6.2. Notices. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Issuer, c/o Board of Commissioners of Monroe County, Monroe County Courthouse, Forsyth, Georgia 31029; if to the Company and via United States mail or facsimile, at One Energy Place, Pensacola, Florida 32520-0100,
Attention: Treasurer, with copies to Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, Attention: Corporate Finance Department; if to the Company and via hand delivery, at 500 Bayfront Parkway, Pensacola, Florida 32501, Attention: Treasurer, with copies to Southern Company Services, Inc., 270 Peachtree Street, N.W., Atlanta, Georgia 30303, Attention:
Corporate Finance Department; and if to the Trustee, at 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338, Attention: Corporate Trust Department. A duplicate copy of each notice, certificate or other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

         SECTION 6.3. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns, subject, however, to the limitations contained in
Section 4.3 hereof.

         SECTION 6.4. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

         SECTION 6.5. Amendments. This Agreement may not be effectively terminated except in accordance with the provisions hereof and may not be effectively amended except by a written agreement in accordance with Article XI of the Indenture and signed by the parties hereto.

         SECTION 6.6. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         SECTION 6.7. Applicable Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Georgia.

         SECTION 6.8. Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

         SECTION 6.9. Other Financing. Notwithstanding anything in this Agreement to the contrary, the Issuer and the Company may hereafter enter into agreements to provide for the financing or refinancing of costs of the Project or any portion thereof.

         IN WITNESS WHEREOF, the Issuer and the Company have caused this Agreement to be executed in their respective corporate names and their respective corporate seals to be hereunto affixed and attested by their duly authorized officers, all as of the date first above written.

                                 DEVELOPMENT AUTHORITY OF
                                 MONROE COUNTY
[SEAL]


                                 By:
                                     --------------------
                                        Chairman

ATTEST:

---------------------------
     Secretary


                                GULF POWER COMPANY
[SEAL]


                                By:
                                    -------------------------------------------
                                     Vice President and Chief Financial Officer

ATTEST:

---------------------------
     Assistant Secretary

                                    EXHIBIT A


                               GULF POWER COMPANY
                                 PROMISSORY NOTE
$42,000,000                                                  September 26, 2002

         GULF POWER COMPANY ("Gulf"), a corporation organized and existing under the laws of the State of Georgia, acknowledges itself indebted and for value received hereby promises to pay to the order of the Development Authority of Monroe County (the "Authority"), and its successors and assigns, the principal sum of FORTY-TWO MILLION DOLLARS ($42,000,000) together with interest on the unpaid principal balance thereof from the date hereof until Gulf's obligations with respect to the payment of such sum shall be discharged at the rate or rates borne by the Bonds referred to below. As additional interest hereon there shall be payable, and Gulf promises to pay when due, amounts which shall equal the premium, if any, due on such Bonds in connection with the redemption thereof. Gulf further promises to pay the purchase price of such Bonds as hereinbelow provided.

         This Note is issued to evidence the Loan (as defined in the Agreement hereinafter referred to) of the Authority to Gulf and the obligation of Gulf to repay the same and shall be governed by and be payable in accordance with the terms and conditions of a loan agreement (the "Agreement") between the Authority and Gulf dated as of September 1, 2002, pursuant to which the Authority has loaned to Gulf the proceeds of the sale of the Authority's $42,000,000 of Pollution Control Revenue Bonds (Gulf Power Company Plant Scherer Project), First Series 2002 (the "Bonds"). This Note (together with the Agreement) has been assigned to The Bank of New York Trust Company of Florida, N.A. (the "Trustee"), acting pursuant to a trust indenture dated as of September 1, 2002 (the "Indenture") between the Authority and the Trustee, and may not be assigned by the Trustee except to a successor Trustee pursuant to the terms of the Indenture. Such assignment is made as security for the Bonds. The Bonds are dated and bear interest in accordance with the provisions of the Indenture, and mature on September 1, 2037. The Bonds are subject to redemption prior to maturity as provided therein.

         Subject to the provisions of the Agreement, payments hereon are to be made by paying to the Trustee, as assignee of the Authority, in funds which will be immediately available on the day payment is due, amounts which, and at or before times which, shall correspond to the payments with respect to the principal of and premium, if any, and interest on the Bonds whenever and in whatever manner the same shall become due, whether at stated maturity, upon redemption or declaration or otherwise, and the purchase price of Bonds required to be purchased under the Indenture. If (i) on the date any payments on the Bonds are due there are any available moneys on deposit with the Trustee which are not being held for the payment of Bonds due and payable but which have not been presented for payment, or (ii) on any date on which Bonds are required to be purchased pursuant to the Bonds or Article III of the Indenture, there are available moneys on deposit with the Trustee held for the payment of the purchase price which are not being held for the payment of Bonds which have not been presented for payment, then, in each case, such moneys shall be credited against the payment then due hereunder, first in respect of interest and then, to the extent of remaining moneys, in respect of principal. Upon the occurrence of an Event of Default, as defined in the Agreement, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement.

         Neither the officers of Gulf nor any persons executing this Note shall be liable personally or shall be subject to any personal liability or accountability by reason of the issuance hereof.

         IN WITNESS WHEREOF, Gulf Power Company has caused this Note to be executed in its corporate name and on its behalf by its President, its Treasurer or a Vice President by his manual signature, and its corporate seal to be impressed hereon and attested by the manual signature of its Secretary or an Assistant Secretary, all as of the date first above written.

                         GULF POWER COMPANY

[SEAL]
                         By:
                             ------------------------------------------------
                                  Vice President and Chief Financial Officer


                         Attest:
                                 --------------------------------------------
                                  Assistant Secretary

                                   ASSIGNMENT


         Pay to the order of The Bank of New York Trust Company of Florida, N.A., as assignee of the Development Authority of Monroe County, under the Trust Indenture, dated as of September 1, 2002, between the Development Authority of Monroe County and The Bank of New York Trust Company of Florida, N.A., as Trustee, securing the payment of Development Authority of Monroe County Pollution Control Revenue Bonds (Gulf Power Company Plant Scherer Project), First Series 2002 in the original principal amount of $42,000,000.


                                     DEVELOPMENT AUTHORITY OF
                                     MONROE COUNTY



                                     By:____________________________
                                              Chairman